Exhibit 99.1

Risks Relating to Our Business

If we are unable to complete the expansion of our Lake Mariner Facility in a timely manner or within our anticipated cost estimates, our business and results of operations could be adversely affected.

Our business depends upon the expansion of our Lake Mariner Facility. Until we complete construction of all of the facilities that are required by the Core42 Leases and the Fluidstack Leases, including the Data Center Expansion, we will not realize the full amount of projected revenue from those leases. While our present expansion Projects are proceeding on track with our expectations, we cannot guarantee we will complete these expansions (or any future strategic growth initiatives) on time or within our cost estimates, if at all, due in part to the ongoing challenges to the global supply chain, the implementation of new tariffs and more restrictive trade policies, increased inflation and changing conditions within the United States labor market. Under certain circumstances, our lessees with respect to our Projects will have the right to terminate the applicable lease with respect to such Project if there are significant delays in the completion of construction, subject to extension for force majeure events. If we experience delays in the construction process or are unable to complete construction within our anticipated costs estimates, we may not generate sufficient revenues to fund our liquidity needs, including payment of principal and interest on the notes.

Our business is exposed to construction risks.

Expansion of our Lake Mariner Facility exposes us to significant construction risks, including risks related to: construction delays; lack of availability of parts and/or labor, increased prices as a result, in part, of inflation, and delays for data center equipment; labor disputes and work stoppages, including interruptions in work due to pandemics, epidemics, and other health risks; unanticipated environmental issues and geological problems; delays related to permitting and approvals to commence operations from public agencies and utility companies; and delays in site readiness leading to our failure to meet commitments made in connection with such expansion. All construction-related projects depend on the skill, experience, and attentiveness of our personnel throughout the design and construction process. Should a designer, general contractor, significant subcontractor or key supplier experience financial difficulties or other problems during the design or construction process, we could experience significant delays, increased costs to complete the project and/or other negative impacts to our expected returns.

If we are unable to overcome these risks and additional pressures to complete our expansion and construction projects in a timely manner, if at all, we may not realize their anticipated benefits, and our business and financial condition may suffer as a result.

The Completion Guarantees may not be sufficient to ensure timely completion of the Data Center Expansion.

Our parent company, TeraWulf, has agreed to provide us with the funds necessary to achieve the target commencement dates under the Fluidstack Leases; however, the Completion Guarantees may not be sufficient to ensure the achievement of those target commencement dates. The construction process could be delayed for a variety of reasons outside of our control, including supply chain disruptions, challenges in the labor market and unforeseen regulatory issues. Notwithstanding the Completion Guarantees, TeraWulf may not have sufficient funds to provide us if we are unable to complete the Data Center Expansion within our current anticipated cost estimates. The failure to complete the Data Center Expansion in a timely manner, including as a result of a default under the Completion Guarantees, could have a material adverse effect on our financial condition and results of operations.

The Google Backstop will only be effective after commencement of the Fluidstack Leases and is only triggered by certain events of default under the applicable Fluidstack Leases.

Google’s backstop of Fluidstack’s obligations under the Fluidstack Leases is only effective following the commencement of the relevant Fluidstack Lease. If one or more of the Fluidstack Leases does not commence as of its respective targeted commencement date, then the corresponding Google Backstop will not become effective and the holders of the notes will not benefit from the value of the Google Backstop until the completion of the applicable Akela Project. If completion of an Akela Project is delayed by greater than 180 days, or greater than 300 days in the case of a force majeure event, Fluidstack will have the right to terminate the applicable Fluidstack Lease for such Akela Project. Such termination event would not trigger the Google Backstop. In addition, the Google Backstop with respect to each Fluidstack Lease is only triggered upon a payment or insolvency event of default under the applicable Fluidstack Lease. While unlikely to occur, there are other events of default or termination events that may result in the termination of the applicable Fluidstack Lease without triggering the Google Backstop with respect to such Fluidstack Lease. In addition, if we have a disagreement with Google about whether the Google Backstop has been triggered, there can be no assurance that Google will honor the Google Backstop in a timely manner or at all.

Our HPC business strategy may not perform as planned.

We believe the potential for HPC hosting complements our current business model with expected stable, long-term and high margin revenue. However, the success of our HPC hosting services may not develop as anticipated, and may be affected by factors such as the reliability and timing of power supply, supply chain disruption (including local labor availability), the implementation of new tariffs and more restrictive trade regulations and changes in in-house specialized expertise to manage the business. A failure to successfully implement our HPC business strategy may adversely affect our business, prospects, or operations.

We may be unable to access sufficient additional capital for future strategic growth initiatives.

The expansion of our miner fleet, our existing mining facilities and our digital infrastructure to support HPC hosting and colocation are capital-intensive projects, and we anticipate that future strategic growth initiatives will likewise continue to be capital-intensive. We expect to raise additional capital to fund these and other future strategic growth initiatives; however, we may be unable to do so in a timely manner, in sufficient quantities, or on terms acceptable to us, if at all. If we are unable to raise the additional capital needed to execute our future strategic growth initiatives, we may be less competitive in our industry and the results of our operations and financial condition may suffer, and the market price for our securities may be materially and adversely affected.

Economic and geopolitical events and macroeconomic conditions may create increased uncertainty and price changes.

We are subject to price volatility and uncertainty due to geopolitical crises and economic downturns. Such geopolitical crises and global economic downturns may be a result of invasion, or possible invasion by one nation of another, global outbreaks of various epidemics or diseases, the implementation of new tariffs and more restrictive trade regulations, leading to increased inflation and supply chain volatility. Such crises will likely continue to have an effect on our ability to do business in a cost-effective manner.

Sustaining our growth plans will require the ongoing readiness and solvency of our suppliers and vendors, a stable and motivated production workforce, and government cooperation, each of which may be affected by macroeconomic factors outside of our immediate control. We cannot predict the duration or direction of current or new global trends or their sustained impact. Ultimately, we continue to monitor macroeconomic conditions to remain flexible and to optimize and evolve our business as appropriate, and we will have to accurately project demand and infrastructure requirements globally and deploy our workforce and capital resources accordingly. If we experience unfavorable global market conditions, or if we cannot or do not maintain operations at a scope that is commensurate with such conditions or are later required to or choose to suspend such operations, our business, prospects, financial condition, and operating results may be harmed.

Enhanced tariff, import/export restrictions, or other trade barriers may have an adverse impact on global economic conditions.

There have been, and continue to be, uncertainties with respect to the global economy and trade relations between the U.S. and other countries globally, including trade policies, treaties, tariffs, and customs duties and taxes. Implementation of more restrictive trade policies or the renegotiation of existing U.S. trade agreements or trade agreements of other countries where we procure supplies and materials for our digital infrastructure could negatively impact our business results of operations, cash flows, and financial condition. Tariffs, sanctions and other barriers to trade could adversely affect the business of our customers and suppliers, which could in turn negatively impact our net revenue and results of operations. If tariffs, trade restrictions or trade barriers are expanded or increased, then our exposure to future taxes and duties on imported products and components could be significant and could have a material effect on our financial results.

We cannot predict the extent to which the U.S. or other countries will impose new or additional quotas, duties, tariffs, taxes, or other similar restrictions upon the import of goods and services in the future, nor can we predict future trade policy or the terms of any renegotiated trade agreements and their impact on our business. The continuing adoption or expansion of trade restrictions, the occurrence of a trade war, or other governmental action related to tariffs or trade agreements or policies has the potential to adversely impact demand for our HPC data centers, our costs, our customers, our suppliers, and the U.S. economy, which in turn could have a material adverse effect on our business, operating results, and financial condition.

We may be harmed by increased costs to procure power, prolonged power outages, shortages or capacity constraints as well as insufficient access to power.

Any power outages, shortages, capacity constraints or significant increases in the cost of power may have an adverse effect on our business and our results of operations.

We rely on third parties, third party infrastructure, governments, and global supplies to provide a sufficient amount of power to maintain our HPC data center operations to meet the needs of our current and future HPC hosting and colocation customers. Any limitation on the delivered energy supply could limit our ability to operate our HPC data centers. These limitations could have a negative impact on the Lake Mariner Facility or limit our ability to grow our business, which could negatively affect our financial performance and results of operations. Each new HPC data center requires access to significant quantities of electricity. Limitations on generation, transmission and distribution may limit our ability to obtain sufficient power capacity for potential expansion sites or existing markets. Utility companies may impose onerous operating conditions to any approval or provision of power or we may experience significant delays and substantial increased costs to provide the level of electrical service required by our current or future data center designs.

We depend on significant customers for our HPC data centers.

Substantially all of our revenues are derived, or will be derived upon completion of the Data Center Expansion, from our key HPC data center customers, including Core42 and Fluidstack. Many factors, including global economic conditions, may cause our HPC data center customers (including Core42 and Fluidstack) to experience a downturn in their businesses or otherwise experience a lack of liquidity, which may weaken their financial condition and impact our estimates as to the probability of collectability of payments, and ultimately result in their failure to make timely rental and other payments or their default under their agreements with us. Further, the development of new technologies, the adoption of new industry standards or other factors could render our HPC data center customers’ current products and services obsolete or unmarketable and contribute to a downturn in their businesses, thereby increasing the likelihood that they default under their leases, become insolvent or file for bankruptcy. If a customer defaults or fails to make timely rent or other payments (notwithstanding the Google Backstop with respect to the Fluidstack Leases), we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment, which could adversely affect our financial condition and results of operations.

If a customer becomes a debtor in a case under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), we cannot evict the customer solely because of the bankruptcy. In addition, the bankruptcy court might authorize the customer to reject and terminate its contracts with us. Our claim against the customer for unpaid, future rent and other payments would be subject to a statutory cap that might be substantially less than the remaining amounts actually owed under their agreements with us. In either case, our claim for unpaid rent and other amounts would likely not be paid in full. Our revenue could be materially adversely affected if a significant customer were to become bankrupt or insolvent, suffer a downturn in its businesses, fail to renew its contract or renew on terms less favorable to us than its current terms.

Our contracts with HPC data center customers could subject us to significant liability.

In the ordinary course of business, we aim to continuously enter into agreements with customers pursuant to which we provide data center space, power, environmental controls, physical security and connectivity products to our HPC hosting and colocation customers. These contracts typically contain indemnification and liability provisions, in addition to service level commitments, which could potentially impose a significant cost on us in the event of losses arising out of certain breaches of such agreements, services to be provided by us or our subcontractors or from third-party claims. HPC data center customers increasingly are looking to pass through their regulatory obligations and other liabilities to their outsourced data center providers and we may not be able to limit our liability or damages in an event of loss suffered by such customers whether as a result of our breach of an agreement or otherwise. If such an event of loss occurred, we could be liable for material monetary damages and could incur significant legal fees in defending against such an action, which could adversely affect our financial condition and results of operations.

We may also develop space specifically for HPC data center customers pursuant to agreements signed prior to beginning or early in the development process. In those cases, if we fail to meet our development obligations under those agreements, these customers may be able to terminate their agreements and we would be required to find a new customer for this space. In addition, in certain circumstances we may lease HPC data center facilities prior to their completion. If we fail to complete the facilities in a timely manner, the customer may be entitled to terminate its agreement, seek damages or penalties against us or pursue other remedies and we may be required to find a new customer for the space. If we are not able to complete an HPC data center in a timely manner, if development costs are higher than we currently estimate, our financial condition, results of operations and cash flow could be materially adversely affected.

Additionally, a customer’s decision to lease space and power in our HPC data center typically involves a significant commitment of resources and due diligence on the part of our customers regarding the adequacy of our facilities. As a result, we may expend significant time and resources in pursuing a particular transaction that may not result in revenue. Economic conditions, including market downturns and the implementation of new tariffs and more restrictive trade regulations may impact customers’ ability to plan future business activities, which could cause customers to slow spending or delay decision-making. Our inability to adequately manage the risks associated with these developments may adversely affect our business, financial condition and results of operations.

Certain of our agreements with HPC data center customers may include restrictions on providing HPC hosting and colocation services to certain third parties, which could have a material adverse effect on us.

Certain of our customer agreements may prohibit us from providing HPC hosting and colocation services to certain third parties, including competitors of existing HPC data center customers. The existence of such restrictions could hinder our ability to enter into agreements with additional HPC data center customers, which could materially adversely affect our business, financial condition and results of operations.

We depend on attracting and retaining officers, managers, and skilled professionals.

Our success depends, in large part, on our ability to hire, retain and motivate talented officers, leadership, and professionals. We cannot guarantee that such employees will be retained which may inhibit our management functions, strategic development, and other critical functions. Our growth may be constrained by human capital resource limitations as we compete with other companies for skilled employees. We will need to take strategic action to develop our pool of management and skilled employees as well as grow such pool to meet the demands of our corporate functions. If we are not able to do so, our business, and thus our ability to grow, may be materially adversely affected.

Our business could be harmed by prolonged power and internet outages, shortages, or capacity constraints.

Our HPC data center operations require a significant amount of electrical power and access to high-speed internet to be successful. If we are unable to secure sufficient electrical power, or if we lose internet access for a prolonged period, we may be required to reduce our operations or cease them altogether. If this occurs, our business and results of operations may be materially and adversely affected.

We may incur expenses or delays relating to such events outside of our control, which may not be covered by insurance, and such events could have a material adverse impact on our business, operating results and financial condition.

The development and advancement in the efficiency of AI models presents risks and challenges that may adversely impact our business and operating results.

The introduction of, and advancement in the efficiency of AI models could potentially adversely affect data center usage by significantly reducing the computational power needed to train AI models, potentially leading to less demand for high-power density, liquid-cooled data center infrastructure and colocation facilities such as those we are building at the Lake Mariner Facility. New advancements in AI models could also alter the way data centers are currently designed and utilized and may adversely affect our business and results of operations.

Changing environmental regulation and public energy policy may expose our business to new risks.

Our HPC data center operations require a substantial amount of power and can only be successful, and ultimately profitable, if the costs we incur, including for electricity, are lower than the revenue we generate from our operations. As a result, an HPC data center facility we establish can only be successful if we can obtain sufficient electrical power for that facility on a cost-effective basis, and our establishment of new facilities requires us to find locations where that is the case. If new regulations are imposed, or if existing regulations are modified, the assumptions we made underlying our plans and strategic initiatives may be inaccurate, and we may incur additional costs to adapt our planned business, if we are able to adapt at all, to such regulations.

In addition, we received a mandatory survey from the EIA, seeking extensive information regarding our facilities’ use of electricity, and certain information regarding our operations, solely for the month of January 2024. This request was subsequently withdrawn by the EIA; however, it is possible that mandatory surveys such as this will be used by the EIA to generate negative reports regarding the HPC data center industry’s use of power and other resources, which could spur additional negative public sentiment and adverse legislative and regulatory action against us or the HPC data center industry as a whole. Surveys and other regulatory actions could increase our cost of operations or otherwise make it more difficult for us to operate at our current locations.

Given the political significance and uncertainty around the impact of climate change and how it should be addressed, and energy disclosure and use regulations, we cannot predict how legislation and regulation will affect our financial condition and results of operations in the future in the United States. However, due to the use of predominantly zero-carbon power in our operations, we believe we are advantageously positioned relative to our competitors in this regard. Further, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change or energy use by us or other companies in our industry could harm our reputation. Any of the foregoing could result in a material adverse effect on our business and financial condition.

The compliance costs of responding to new and changing regulations could adversely affect our operations.

We are subject to various federal, state and local laws and regulations, including those relating to the generation, storage, handling, and disposal of hazardous substances and wastes. Certain of these laws and regulations also impose joint and several liability, without regard to fault, for investigation and cleanup costs on current and former owners and operators of real property and persons who have disposed of or released hazardous substances into the environment. Our operations may involve the use of hazardous substances and materials, such as petroleum fuel for temporary generators, as well as batteries, cleaning solutions, and other materials.

Local community, political or other opposition could also lead to increased regulation or other conditions that could have a material adverse impact on our operations. The course of future legislation and regulation in the United States remains difficult to predict, and potential increased costs associated with new legislation or regulation cannot be estimated at this time.

Our ability to successfully develop projects is impacted by the availability of, and access to, interconnection facilities and transmission systems.

In recent years, the time and costs required to secure and expand interconnection facilities and transmissions systems have increased, complicating project planning and creating additional contractual and financial risk for projects under construction. We may face difficulties in expanding our interconnection facilities and access to transmissions systems in a timely manner and at a reasonable cost as well as curtailment resulting from transmission facility downtime, which could materially and adversely affect our results of operations and cash flow.